SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐        Definitive Proxy Statement

☒        Definitive Additional Materials

☐        Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

COLLECTORS UNIVERSE, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐        Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS

THE PROXY STATEMENT, PROXY CARD AND 2009 ANNUAL REPORT FOR THE
COLLECTORS UNIVERSE, INC. ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 8, 2009

ARE AVAILABLE AT:

www.stocktrans.com/eproxy/collectorsuniverse2009

Dear Stockholder:

The 2009 Annual Meeting of Stockholders (the “Annual Meeting”) of Collectors Universe, Inc. (referred to below as “we”, “our” or “us”) will be held at 10:00 A.M. Pacific Time on Tuesday, December 8, 2009 at our offices located at 1921 E. Alton Avenue, Suite 200, Santa Ana, California 92705.  The Annual Meeting has been called to consider and vote on the following matters:

■	Election of seven nominees to serve as directors until our 2010 Annual Meeting of Stockholders or until their successors are elected and have qualified.

■	Ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2010.

■	Any other business as may properly come before the Annual Meeting.

Our Board of Directors recommends a vote “FOR” the election of each of the seven director nominees listed in our proxy materials and “FOR” the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2010.

Complete proxy materials, including our Proxy Statement, proxy card and 2009 Annual Report, are available to you on-line  at  www.stocktrans.com/eproxy/collectorsuniverse2009. We encourage you to access and review all of the important information contained in those proxy materials before voting.  To do so, you will need to enter your “Stockholder Control Number” (located at the bottom right hand corner of this Notice).  However, if you prefer, you can have us send you printed copies of the proxy materials by mail, as we have done in prior years, or by email, by sending us a request in accordance with the instructions set forth on the second page of this Notice.

Voting Your Shares.  You may vote on the Internet, by mail or in person.  If you wish to vote on the Internet, you will only need your Stockholder Control Number, and no other personal information of any kind, to access the proxy materials and vote your shares at the above Internet website address.  In the alternative, you may vote by mail by either:  (1) printing out the proxy card from the above Internet website, and then completing, signing and mailing your proxy card to us at the address indicated on the proxy card, or (2) requesting, in accordance with the instructions on the second page of this Notice, that we send you, via mail or email, printed proxy materials including the proxy card, which you should complete, sign and return by mail in accordance with the instructions on the proxy card.  If you wish to vote in person at the Annual Meeting, simply check the box on the proxy card indicating that you plan to attend the Annual Meeting.  In that event, however, we urge you to also vote your shares by proxy, either over the Internet or by mail, to ensure that your vote is counted.  If you do attend and vote your shares in person at the Annual Meeting, your proxy card will not be used.

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IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE COLLECTORS UNIVERSE, INC. ANNUAL STOCKHOLDERS MEETING

TO BE HELD ON DECEMBER 8, 2009

(1)           This communication presents only an overview of the more complete proxy materials that are available to you on the Internet.  We encourage you to access and review all of the important information contained in our proxy materials before voting.

(2)           Our Proxy Statement, proxy card and 2009 Annual Report are available on the Internet at www.stocktrans.com/eproxy/collectorsuniverse2009.  Please follow the instructions on the prior page to access those proxy materials and to vote your shares online.

(3)           If you want to receive a paper or e-mail copy of these documents, you must request one.  There is no charge to you for requesting or receiving a paper copy of the proxy materials.  Please make your request as instructed below on or before November 27, 2009 to facilitate timely delivery of the proxy materials to you.

You may request a paper copy of the proxy materials to be sent to you via mail or email, or you may request directions to the Annual Meeting should you choose to attend the Annual Meeting and vote in person, as follows:

• Call our toll-free number at (866) 360-7311; or

• Make your request on our website at www.stocktrans.com/eproxy/collectorsuniverse2009; or

• Send us your request by e-mail to: proxynotice@stocktrans.com.

Please be prepared to clearly identify our company name, your name, your “Stockholder Control Number” (located in the lower right hand corner of this Notice), the name and address or email address to which the proxy materials should be sent, as well as the specific documents you are requesting.

   By Order of the Board of Directors
October 28, 2009                                                                            Michael J. McConnell
                                                                                                       Chief Executive Officer

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